Exhibit 99.1

Bright Mountain Media, Inc Announces Third Quarter Financial Results

Successful third quarter coupled with revenue growth

■	Revenue increased 38% to $5.2 million compared to the third quarter 2021.

■	Gross margin was $2.1 million growing 2% as compared to the third quarter 2021.

■	Net loss of $1.9 million improved 34% as compared to a net loss of $2.9 million in 2021.

■	Adjusted EBITDA loss was $509,000 as compared to a loss of $490,000 in the third quarter of 2021.

Boca Raton, FL, November 14, 2022 — Bright Mountain Media, Inc. (OTCQB: BMTM) (“Bright Mountain” or the “Company”), an end-to-end digital media and advertising services platform, today announced its unaudited financial results for the quarter ended September 30, 2022.

Matt Drinkwater, Chief Executive Officer of Bright Mountain Media, Inc., stated, “despite macro-economic signals that could impact advertising budgets, we continue to execute on our strategy and plan. I am thrilled that our team has delivered another stellar quarter. We monitor risks to our business and don’t guarantee immunity from such forces, however, we believe our plan to build a diverse portfolio of digital assets helps us withstand shifts in any one segment”.

In the third quarter, our Publishing division saw strong demand from advertisers promoting their back-to-school initiatives. One reason we love the “parenting” vertical is that our audience of household purchase decision makers have consumer staple products they need for the family. These purchases have to happen in a family, even if shifting from a premium to a value brand, for example. We have less exposure to consumer discretionary advertising categories and that proved out in the third quarter.

Looking ahead, “we see strong momentum in our Technology division that we believe will carry us through the fourth quarter. We have several initiatives and announcements planned as we bolster our Technology division, which is a complement to our Publishing division. We have seen strong and growing demand for CTV inventory and our Technology continues to perform very well for CTV publishers.”

Financial Results for the Three Months Ended September 30, 2022

■	Revenue for the three months ended September 30, 2022, was $5.2 million, an increase of $1.4 million or 38% when compared to $3.8 million for the same period in 2021.

■	Gross margin was $2.1 million, an increase of 2%, as compared to $2.1 million in the same period of 2021.

■	General and administrative expense was $3.3 million, a reduction of 28% compared to $4.6 million in the same period of 2021.

■	Net loss was $1.9 million, compared to $2.9 million loss in the same period of 2021.

Financial Results for the Nine Months Ended September 30, 2022

■	Revenue for the nine months ended September 30, 2022, was $14.4 million, an increase of $5.8 million or 67% when compared to $8.6 million for the same period in 2021.

■	Gross margin was $6.7 million, an increase of 64%, as compared to $4.1 million in the same period of 2021.

■	General and administrative expense was $10.6 million, a reduction of 22% compared to $13.6 million in the same period of 2021.

■	Net loss was $5.2 million, compared to $9.1 million loss in the same period of 2021.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission (“SEC”) on June 13, 2022 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Barwicki Investor Relations, Inc.

516-662-9461

Andrew J. Barwicki

BRIGHT MOUNTAIN MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share figures)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2021	September 30, 2022
Revenue	$5,244	$3,805	$14,420	$8,638
Cost of revenue	3,098	1,708	7,726	4,568
Gross margin	2,146	2,097	6,694	4,070
General and administrative expenses	3,323	4,635	10,616	13,643
Loss from operations	(1,177)	(2,538)	(3,922)	(9,573)
Financing income (expense)
Gain on forgiveness of PPP loan	—	465	1,137	2,172
Other (expense) income	18	(54)	58	(15)
Interest expense - Centre Lane Senior Secured Credit Facility- related party	(744)	(755)	(2,468)	(1,318)
Interest expense - Convertible Promissory Notes - related party	(6)	(6)	(17)	(17)
Other interest expense	(9)	(1)	(10)	(336)
Total financing income (expense)	(741)	(351)	(1,300)	486
Net loss before income tax	(1,918)	(2,889)	(5,222)	(9,087)
Income tax provision (benefit)	—	—	—	—
Net loss	(1,918)	(2,889)	(5,222)	(9,087)

Dividends
Common stock deemed dividends	—	(212)	—	(212)
Preferred stock dividends	(1)	(62)	(3)	(241)

Net loss attributable to common shareholders	$(1,919)	$(3,163)	$(5,225)	$(9,540)
Other comprehensive income (loss)	37	93	54	(21)
Comprehensive loss	$(1,882)	$(3,070)	$(5,171)	$(9,561)

Net loss per common shares:
Basic and diluted	$(0.01)	$(0.03)	$(0.04)	$(0.08)

Weighted-average common shares outstanding:
Basic and diluted	149,159,461	125,744,703	149,140,312	121,718,466

BRIGHT MOUNTAIN MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share figures)

	September 30, 2022	December 31, 2021*
ASSETS
Current Assets
Cash and cash equivalents	$412	$781
Accounts receivable, net	3,904	3,550
Prepaid expenses and other current assets	769	926
Total Current Assets	5,085	5,257

Property and equipment, net	37	65
Intangible assets, net	4,896	6,069
Goodwill	19,645	19,645
Operating lease right-of-use asset	381	—
Other assets	240	528
Total Assets	$30,284	$31,564

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$9,968	$10,967
Other liabilities	2,144	1,598
Interest Payable - 10% Convertible Promissory Notes - related party	29	23
Interest payable - Centre Lane Senior Secured Credit Facility - related party	1,855	617
Deferred revenue	996	1,162
PPP loan	—	1,137
Note payable – BMLLC acquisition debt	—	250
Note payable – Centre Lane Senior Secured Credit Facility – related party (current portion)	2,832	7,316
Total Current Liabilities	17,824	23,070

Note payable – Centre Lane Senior Secured Credit Facility – net of discount, related party	23,582	15,164
Note Payable – 10% Convertible Promissory Notes, net of discount, related party	64	54
Operating lease liability	333	—
Total Liabilities	41,803	38,288

Commitments and contingencies

Shareholders’ Deficit
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized:	—	—
Series A-1, 2,000,000 shares designated, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Series B-1, 6,000,000 shares designated, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Series E, 2,500,000 shares designated, issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1	1
Series F, 4,344,017 shares designated, issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, par value $0.01, 324,000,000 shares authorized, 149,984,636 and 149,810,383 issued and 149,159,461 and 148,985,208 outstanding at September 30, 2022 and December 31, 2021, respectively	1,500	1,498
Treasury stock, at cost; 825,175 shares at September 30, 2022 and December 31, 2021	(220)	(220)
Additional paid-in capital	98,500	98,129
Accumulated deficit	(111,366)	(106,144)
Accumulated other comprehensive income	66	12
Total shareholder’s deficit	(11,519)	(6,724)
Total liabilities and shareholders’ deficit	$30,284	$31,564

*Derived from audited condensed financial statements.

BRIGHT MOUNTAIN MEDIA, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in thousands)

Non-GAAP Financial Measure

We report adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). This measure is one of the primary metrics by which we evaluate the performance of our business, on which our internal budgets are based. We believe that investors have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and description of the reconciling items, including quantifying such items to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure.

We believe this measure is useful for analysts and investors as this measure allows a more meaningful year-to-year comparison of our performance. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole. Certain items are excluded from adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, adjusted EBITDA corresponds more closely to the cash operating income/loss generated from our business. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statement of operations and comprehensive loss of certain expenses. As a result, you should not consider these in isolation or as a substitute for analysis of our results as reported under GAAP, including net loss, which we consider to be the most directly comparable GAAP financial measure. Some of these limitations are:

■	although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure

■	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

■	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available.

BRIGHT MOUNTAIN MEDIA, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in thousands)

A reconciliation of net loss before taxes to non-GAAP EBITDA and Adjusted EBITDA is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss before tax plus:	$(1,918)	$(2,889)	$(5,222)	$(9,087)
Depreciation expense	12	12	24	46
Amortization expense	387	396	1,173	1,189
Amortization of debt discount	314	238	923	384
Other interest expense	11	3	17	343
Interest expense - Centre Lane Senior Secured Credit Facility and Convertible Promissory Notes - related party	433	520	1,555	945
EBITDA	(761)	(1,720)	(1,530)	(6,180)
Stock compensation expense	38	100	214	399
Nonrecurring professional fees	350	903	657	1,063
Bad debt expense (recovery)	(136)	223	87	82
Non-restructuring severance expense	—	4	30	—
Adjusted EBITDA	$(509)	$(490)	$(542)	$(4,636)